UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway, Spokane, Washington	99218-1200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 467-6993

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02, “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers”, is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2004, AmericanWest Bancorporation (Nasdaq: AWBC) announced the appointment of Robert M. Daugherty as president and chief executive officer of AmericanWest Bancorporation and its subsidiary, AmericanWest Bank, effective September 20, 2004. Mr. Daugherty is succeeding the current president and chief executive officer of the registrant, Wesley C. Colley.

Mr. Daugherty, age 51, previously served as the president and chief executive officer of Humboldt Bancorporation and Humboldt Bank of California, from 2002 to 2004. From 2001 to 2002, Mr. Daugherty was executive vice president of Zions Bank of Utah. From 1997 to 2001, Mr. Daugherty was the president, chief executive officer, and chairman of the board of Draper Bank & Trust of Utah.

Mr. Daugherty is also expected to be elected to the boards of directors of AmericanWest Bancorporation and AmericanWest Bank at their next meeting. Since the beginning of registrant’s last fiscal year, there have been no related transactions or relationships as defined by Item 404(a) of Regulation S-K between AmericanWest Bancorporation and Mr. Daugherty.

AmericanWest Bancorporation and Mr. Daugherty have agreed to enter into an employment agreement under which Mr. Daugherty will receive an annual base salary of $300,000, reviewed annually, and a bonus based upon the company’s financial performance. The term of the employment agreement is four years, unless terminated by either party, and will include severance and change in control payments, as defined by the agreement. Mr. Daugherty would be prohibited from competing with the company for the longer of one year or the balance of the term of his employment agreement, after his employment is terminated or he resigns from the company. In addition, AmericanWest Bancorporation agreed to grant Mr. Daugherty an option to purchase 200,000 shares of the company’s common stock, vesting over a period of years in accordance with the terms and conditions of AmericanWest Bancorporation’s 2001 Incentive Stock Plan and his employment agreement.

A copy of Mr. Daugherty’s employment agreement will be filed as an exhibit to AmericanWest Bancorporation’s quarterly report on Form 10-Q for the period ending September 30, 2004.

Item 8.01	Other Events.

Attached hereto as Exhibit 99.1 is a press release issued on September 20, 2004 announcing the appointment of Robert M. Daugherty as the president and chief executive officer of AmericanWest Bancorporation and its subsidiary, AmericanWest Bank.

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Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press release dated September 20, 2004 announcing the appointment of Robert M. Daugherty as the president and chief executive officer of AmericanWest Bancorporation and its subsidiary, AmericanWest Bank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2004

AMERICANWEST BANCORPORATION

By:	/s/ C. Tim Cassels
C. Tim Cassels
Executive Vice President and CFO

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